UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  August 11, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2016, ITT Educational Services, Inc. (the “Company”) entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (the “Purchase Agreement”) with New River Development, LLC (the “Buyer”), pursuant to which, subject to the satisfaction or waiver of certain contingencies, the Company will sell to the Buyer certain real property, consisting of a building totaling approximately 41,700 square feet and the related property located at 670 Carnegie Drive, San Bernardino, California (the “Property”), and the Company will lease back the Property for an initial term of 10 years.

The purchase price, less selling costs, of the Property will be approximately $6.9 million.  The Buyer is required to deposit in escrow: (i) $180,000, which the Buyer has deposited as of the date of the filing of this Form 8-K, and (ii) approximately $6.7 million within 45 days after satisfaction or waiver of customary due diligence items and contingencies, which the Buyer has 30 days from August 11, 2016 to complete.  The closing is also subject to the Buyer securing financing for a portion of the purchase price.  If the Buyer notifies the Company in writing within 30 days from August 11, 2016 that the Buyer has failed to secure the required financing, the Purchase Agreement shall terminate and the Buyer’s deposit shall be returned to it.  After satisfaction or waiver of the customary due diligence items and contingencies, the Buyer and the Company will have approximately 45 days to close on the sale of the Property.  If the Buyer breaches the Purchase Agreement after the satisfaction or waiver of the customary due diligence items and contingencies, the Company will be entitled to receive the $180,000 held in escrow.  The Company and the Buyer have entered into a lease agreement whereby the Company will lease the Property from the Buyer for an initial 10-year term and two, five-year options to extend the term of the lease.  The effectiveness of the lease is contingent upon the Buyer and the Company closing on the sale of the Property.

Because the estimated fair value of the Property, less selling costs, exceeds the current carrying value of the Property, the Company does not expect to record an impairment charge if and when this transaction is closed, and the Company does not expect any gain on the sale to be significant.  The Company does not expect this transaction to affect its operations of the ITT Technical Institute located on the Property.

Under the terms of the Financing Agreement, dated as of December 4, 2014 (as amended, the “Financing Agreement”), by and among the Company, the subsidiary guarantors party thereto, Cerberus Business Finance, LLC (“Cerberus”), as collateral agent and administrative agent, and the lenders party thereto, the Company may dispose of property under certain conditions so long as the net proceeds of such dispositions are used to make a prepayment on the Loans (as defined in the Financing Agreement), however the subsequent leaseback of the same property is prohibited without a waiver.  On August 17, 2016, the Company entered into a Limited Waiver to the Financing Agreement (the “Limited Waiver”) with Cerberus that waives compliance with the provisions of the Financing Agreement solely to the extent necessary to permit the Company’s execution of the Purchase Agreement and consummation of the transactions contemplated by the Purchase Agreement (the “Transactions”), so long as the Company prepays the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds (as defined in the Financing Agreement) received by the Company in connection with the Transactions in accordance with Section 2.05(b)(ii) of the Financing Agreement.  The Company expects to make such prepayment in the estimated amount of approximately $6.5 million, plus a Prepayment Premium (as defined in the Financing Agreement) equal to 1% of the prepayment amount as required by the Financing Agreement, if and when the Transactions are closed.

The above summary of the Limited Waiver is qualified in its entirety by the full text of the Limited Waiver, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1
Limited Waiver to Financing Agreement, dated as of August 17, 2016, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

Except for the historical information contained herein, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the failure of the company to show cause to ACICS’ satisfaction that the Company’s institutions’ grants of accreditation should not be withdrawn or conditioned; the impact of adverse actions by the U.S. Department of Education (the “ED”); the inability of the Company to fund additional amounts require by the ED; the impact if the ED does not renew its recognition of ACICS; the action by the U.S. Securities and Exchange Commission against the company; the failure of the sale of the Property to close; the issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2016

ITT Educational Services, Inc.

By:	/s/ Rocco F. Tarasi, III
Name:	Rocco F. Tarasi, III
Title:	Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Limited Waiver to Financing Agreement, dated as of August 17, 2016, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto